UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2020

SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
	123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 429-5500
Not Applicable.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SD	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On May 15, 2020, SandRidge Realty LLC (“SandRidge Realty”), a wholly owned subsidiary of SandRidge Energy Inc. (the “Company”) entered into a Real Estate Purchase and Sale Agreement, dated May 15, 2020, by and between Robinson Park, LLC and SandRidge Realty (the “Purchase and Sale Agreement”) providing for the sale of the Company’s 30-story office tower and annex with parking and ancillary uses (the “Property”) located at 123 Robert S. Kerr, Oklahoma City, Oklahoma 73102.
Pursuant to the Purchase and Sale Agreement, the sale price of the Property is $35,500,000. The Purchase and Sale Agreement contains representations, warranties and covenants that are customary of real estate purchase and sale agreements. The transaction is expected to close during the quarter ending September 30, 2020.
A copy of the Purchase and Sale Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
        (d) Exhibits.

10.1	Real Estate Purchase and Sale Agreement, dated May 15, 2020, by and between Robinson Park, LLC and SandRidge Realty LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: May 19, 2020	By:	/s/ Carl F. Giesler, Jr.

Carl F. Giesler, Jr.
President and Chief Executive Officer